EXHIBIT 99.1

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

CORRELATE INFRASTRUCTURE PARTNERS INC.

Correlate Infrastructure Partners Inc., a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada. DOES HEREBY CERTIFY:

1.	The name of the corporation (hereinafter called the “Corporation”) is Correlate Infrastructure Partners Inc.

2.	The articles of incorporation of the Corporation are hereby amended by deleting Article 1 thereof and by substituting in lieu of said Article the following new Article:

  “ARTICLE 1

The name of the corporation is Correlate Energy Corp. (hereinafter the “Corporation”).”

3.  This Certificate of Amendment to the articles of incorporation was duly adopted pursuant to the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes (the “NRS”).

4. Pursuant to Section 78.320 of the NRS, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting and without prior notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Todd Michaels, its President, on June 8, 2023.

CORRELATE INFRASTRUCTURE PARTNERS INC.

By:	/s/ Todd Michaels
Todd Michaels, President